Exhibit 32.2
Certification of Principal Financial Officer
I, Jeffrey E. Curtiss, of Service Corporation International, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Service Corporation International.
Dated: October 27, 2005

/s/ Jeffrey E. Curtiss

Jeffrey E. Curtiss
Senior Vice President
Chief Financial Officer and Treasurer
(Principal Financial Officer)